Exhibit 99.1
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Randall Samborn
(312) 214-2300
ir@6DGlobal.com

6D Global Technologies Updates Nasdaq Appeal
NEW YORK, May 20, 2016—6D Global Technologies, Inc., a leading digital marketing solutions provider, is continuing its appeal of The Nasdaq Stock Market’s action to delist the Company’s common stock. The appeal is now before the Nasdaq Listing and Hearing Review Council, supported by the Company’s plan to address each of Nasdaq’s concerns.
Under the plan, 6D Global has vetted and retained a new auditing firm, and is working diligently with the firm to file its Form 10-K for 2015 and Form 10-Q for the first quarter of 2016 with the Securities and Exchange Commission. The Company anticipates that these filings will be submitted by July 15, 2016, and July 29, 2016, respectively.
“We continue to work hard to meet Nasdaq’s listing requirements and fend for the interests of our shareholders,” said Tejune Kang, Chairman and CEO of 6D Global Technologies. “At the same time, we are forging ahead with our digital marketing business. For example, we have recently won new business from one of the largest retailers in the world, a leading medical equipment manufacturer, and a global outsourcing services provider. We look forward to reporting further on our progress both with Nasdaq and on our core business.”
Background
6D Global received a letter from Nasdaq on May 17, 2016, noting that the Company’s delay in filing its first quarter 2016 Form 10-Q, due on May 10, 2016, was a basis for delisting the Company’s common stock from the Nasdaq market. In prior letters, reported by the Company on Forms 8-K filed with the SEC on November 25, 2015, and April 18, 2016, Nasdaq informed the Company that its common stock was subject to delisting due to the Company’s delay in filing its 2015 Form 10-K by March 30, 2016, its failure to pay its annual Nasdaq fee for 2016, and Nasdaq’s discretionary authority. The Company’s initial appeal of its Nasdaq delisting was denied by the Nasdaq Hearings Panel on March 24, 2016, which led to the Company’s current appeal to the Nasdaq Listing and Hearing Review Council.
About 6D Global Technologies, Inc.
6D Global Technologies is a leading digital marketing solutions provider serving world-class enterprises around the globe. The company provides a full suite of digital marketing services—including creative digital design, mobile application development, web content management, marketing automation, and data analytics—to help large organizations optimize digital channels, improve customer experience, gain market share, and increase revenue. For more information, please visit www.6DGlobal.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements with respect to the Company's future growth opportunities and strategic plan. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, those items listed under the "Risk Factors" caption in the Company's public reports filed with the SEC, including the Company's Form 10-K for the fiscal year ended December 31, 2014. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.